                                    BYE-LAWS



                                       OF



                           DELPHI INTERNATIONAL LTD.

                                    BYE-LAWS

                                       OF

                           DELPHI INTERNATIONAL LTD.

     (adopted at a general meeting held on the 2nd day of September, 1997)

SUBJECT                                                                      BYE-LAW                  PAGE
-------                                                                      -------                  ----
Interpretation                                                               1-2                      1-4
Share Capital                                                                3                        4
Common Shares                                                                4                        4
Authority of Board to issue and divide Preferred Shares
  into Different Classes                                                     5                        4-5
Restrictions on Certain "Business Combinations"                              6                        5-10
Employee Share Purchase                                                      7-8                      10
Alteration of Capital                                                        9-13                     11-12
Warrants                                                                     14-17                    12-13
Shares Certificates                                                          18-23                    13-14
Register of Members                                                          24-25                    14-15
Record Dates                                                                 26                       15
Transfer of Shares                                                           27-32                    15-16
Transmission of Shares                                                       33-35                    16-17
Untraceable Members                                                          36                       17-18
General Meetings                                                             37-39                    18
Notice of General Meetings                                                   40-42                    18-20
Proceedings At General Meetings                                              43-48                    20-21
Inspectors                                                                   49                       21
Voting                                                                       50-62                    21-24
Proxies and Corporations' Representatives                                    63-69                    24-26
Appointment and Removal of Directors                                         70-71                    26-28
Executive Directors                                                          72-73                    28-29
Alternate Directors                                                          74-77                    29
Directors' Fees And Expenses                                                 78-81                    30
Directors' and Officers' Interests                                           82-85                    30-32
General Powers of The Directors                                              86-95                    32-34
Proceedings of The Directors                                                 96-105                   34-36
Managers                                                                     106-108                  36
Officers                                                                     109-113                  36-37
Register of Directors and Officers                                           114                      37
Minutes                                                                      115                      37
Seal                                                                         116-117                  37-38
Destruction of Documents                                                     118                      38-39
Dividends And Distributions                                                  119-129                  39-43
Capitalisation                                                               130-131                  43
Subscription Rights Reserve                                                  132                      44-45
Accounting Records                                                           133-135                  45-46
Audit                                                                        136-141                  46-47

Notices                                                                      142-145                  47-48
Winding Up                                                                   146-147                  48-49
Indemnity                                                                    148                      49-50
Alteration of Bye-laws And Amendment
  To Memorandum of Association                                               149                      50

                                 INTERPRETATION

1. In these Bye-laws, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

         WORD                               MEANING

         "Act"                             The Companies Act 1981 of Bermuda,
                                           as amended from time to time.

         "Auditor"                         the auditor of the Company for the
                                           time being and may include any
                                           individual or partnership.

         "Bye-laws"                        these Bye-laws in their present form
                                           or as supplemented or amended or
                                           substituted from time to time.

         "Board" or                        the Board of Directors of the
         "Directors"                       Company or the Directors present at
                                           a meeting of Directors at which a
                                           quorum is present.

         "capital"                         the share capital from time to time
                                           of the Company.

         "clear days"                      in relation to the period of a
                                           notice that period excluding the day
                                           when the notice is given or deemed
                                           to be given and the day for which it
                                           is given or on which it is to take
                                           effect.

         "Code"                            means the United States Internal
                                           Revenue Code of 1986, as amended.

         "Company"                         Delphi International Ltd.

         "competent"                       a competent regulatory authority in
         regulatory                        the jurisdiction or place where the
         authority"                        shares of the Company are listed or
                                           quoted on a stock exchange.

         "Controlled Shares"               in reference to any Person means (i)
                                           all shares of the Company that such
                                           Person is deemed to own directly,
                                           indirectly or by attribution (within
                                           the meaning of Section 958 of the
                                           Code) and (ii) all shares of the
                                           Company directly, indirectly or
                                           beneficially owned by such person
                                           within the meaning of section 13(d)
                                           of the Securities Exchange Act of
                                           1934, as amended (the "Exchange
                                           Act") (including any shares owned by
                                           a group of persons as so defined and
                                           including any  shares that would
                                           otherwise be excluded by section
                                           13(d) of the Exchange Act).

         "Designated Stock                 a stock exchange which is an
         Exchange"                         appointed stock exchange for
                                           the purposes of the Act in respect of
                                           which the shares of the Company are
                                           listed or quoted.

         "dollars" and "$"                 dollars, the legal currency of the
                                           United States of America.

         "Maximum Percentage"              means, with respect to any Person,
                                           nine and one-half percent (9.5%) or,
                                           if applicable, such other percentage
                                           as the Board shall have previously
                                           approved for such Person.

         "Member" a duly registered holder from time to time of the shares in the capital of the Company.

         "month"                           a calendar month.

         "Notice" written notice unless otherwise specifically stated and as further defined in these Bye-laws.

         "Office"                          the registered office of the Company
                                           for the time being.

         "paid up"                         paid up or credited as paid up.

         "Person" means an individual, a partnership, a joint-stock company, a corporation, a trust or unincorporated organization, a limited liability company or a government or an agency or political subdivision thereof;

         "Register"                        the principal register and where
                                           applicable, any branch register of
                                           Members of the Company to be kept
                                           pursuant to the provisions of the
                                           Act.

         "Registration Office"             in respect of any class of share
                                           capital such place as the Board may
                                           from time to time determine to keep
                                           a branch register of Members in
                                           respect of that class of share
                                           capital and where (except in cases
                                           where the Board otherwise directs)
                                           the transfers or other documents of
                                           title for such class of share
                                           capital are to be lodged for
                                           registration and are to be
                                           registered.

         "Seal" common seal or any one or more duplicate seals of the Company (including a securities seal) for use in Bermuda or in any place outside Bermuda.

         "Secretary"                       any person, firm or corporation
                                           appointed by the Board to perform
                                           any of the duties of secretary of
                                           the Company and includes any
                                           assistant, deputy, temporary or
                                           acting secretary.

         "Subsidiary"                      means any company in which the
                                           Company owns, directly or
                                           indirectly, shares representing at
                                           least fifty percent (50%) of the
                                           voting power or fifty percent (50%)
                                           of the value of such company.

         "year"                            a calendar year.

2.       (1)     In these Bye-laws, unless there be something within the subject or context inconsistent with such construction:

         (a) words importing the singular include the plural and vice versa;

         (b)     words importing a gender include every gender;

         (c) words importing persons include companies, associations and bodies of persons whether corporate or not;

         (d)     the words:

                 (i)      "may" shall be construed as permissive;

                 (ii)     "shall" or "will" shall be construed as imperative;

         (e) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form;

         (f) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

         (g) save as aforesaid words and expressions defined in the Act shall bear the same meanings in these Bye-laws if not inconsistent with the subject in the context;

         (h) a resolution shall be a special resolution when it has been passed by a majority of not less than 66 2/3% of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than twenty-one (21) clear days' notice, specifying (without prejudice to the power contained in these Bye-laws to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than twenty-one (21) clear days' Notice has been given;

         (i) a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than fourteen (14) clear days' Notice has been duly given;

         (j) a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Bye-laws or the Act.

         (2) Any right or power of the Company under the Act or the Company's memorandum of association or Bye-laws which is not expressly subject to approval by the Members in general meeting shall be exercisable by the Board.

                                 SHARE CAPITAL

3. The share capital of the Company shall be divided into the following classes of shares:

         (i)     common shares, par value $0.01 per share ("Common Shares");
                 and

         (ii)    preferred shares, par value $0.01 per share ("Preferred
                 Shares").

                                 COMMON SHARES

4.       (1)     Subject to Bye-law 50 hereof, (i) at a general meeting of the
Company every holder of Common Shares shall be entitled to one vote for every share held by him on all matters submitted to a vote of the Company's shareholders and (ii) at a general meeting of a Subsidiary every holder of Common Shares shall be entitled to such number of votes on all matters submitted to a vote of the Subsidiary's shareholders as shall be allocated to such Common Shares under Bye-law 50(4).

         (2) The Board may in its discretion, at any time, and from time to time, issue or cause to be issued all or any part of the authorised but unissued Common Shares of the Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

          AUTHORITY OF BOARD TO ISSUE AND DIVIDE PREFERRED SHARES INTO
                               DIFFERENT CLASSES

5.       (1)     The Board may in its discretion at any time, and from time to time, issue or cause to be issued all or any part of the authorised but unissued Preferred Shares of the Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

         (2) Without prejudice to the generality of (1) hereof, the Board is hereby further expressly authorised at any time, and from time to time, to divide any or all of the authorised but unissued Preferred Shares of the Company into several classes, to consolidate or sub-divide and to set the par value of any of the unissued Preferred Shares, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights, redemption features, restrictions, and other special or relative rights of such series. Each of such series may differ from every other series previously authorised, as may be determined by the Board in any or all respects, to the fullest extent now, or hereafter permitted by the laws of Bermuda including, but not limited to, the variations between different series in the following respects:

         (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board;

         (b) the annual dividend or dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

         (c) the par value of the shares prior to issue, provided however, that the par value shall in no case be set at less than $0.01 per share;

         (d) the price or prices at which, and the terms and conditions on which, if any, the shares of such series may be redeemed or made redeemable;

         (e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

         (f) the preferential amount or amounts, if any, payable upon shares of such series in the event of the liquidation, dissolution, or winding up of the Company;

         (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or series of shares of the Company or other securities into which such shares may be converted;

         (h) the relative seniority, priority or junior rank of such series as to dividends or assets in relation to any other classes or series of capital shares then or thereafter to be issued;

         (i) such other terms, preferences, qualifications, privileges, limitations, options, restrictions, and other special rights, if any, of shares of such series as the Board may, at the time of such resolution or resolutions, lawfully fix or determine;

         (j) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person;

         (k) where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                RESTRICTIONS ON CERTAIN "BUSINESS COMBINATIONS"

6.       (1)     Except as permitted by sub-section (2) of this Bye-Law, no
Interested Shareholder (as hereinafter defined) shall, whether directly or indirect, be a party to or take any action in connection with any Business Combination (as hereinafter defined) with the Company or any of its subsidiary companies for a period of five years commencing on the date such person first became an Interested Shareholder.

         (2) The restrictions contained in sub-section (1) of this section shall not apply to a Business Combination:(i) if the Business Combination is approved by prior resolution of the Continuing Directors (as that term is hereinafter defined) of the Board (whether such approval is made prior to or subsequent to the acquisition of, or announcement of public disclosure of the intention to acquire, beneficial ownership of voting shares that caused the Interested Shareholder to become an Interested Shareholder); or (ii) if the Business Combination is approved by prior resolution of at least 66 2/3% of outstanding voting shares of the Company other than those beneficially held by an Interested Shareholder.

         (3)     For the purposes of this Bye-Law:

                 (a)      "beneficial owner" when used with respect to any
                           share means a person:

                 (i) who individually or with or through any Subsidiary or Affiliate beneficially owns such share, directly or indirectly; or

                 (ii) who individually or with or through any Subsidiary or Affiliate beneficially owns such share, directly or indirectly; or (2) who individually or with or through any Subsidiary or Affiliate has:

                          (a) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to an agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; provided however, that a person shall not be deemed the beneficial owner of any share tendered pursuant to a tender or exchange offer until such offer is accepted; or

                          (b) the right to vote such share pursuant to any agreement, arrangement or understanding (whether or not in writing); provided however, that a person shall not be deemed the beneficial owner of any share under this sub-paragraph (ii) if the right to vote such share arises:

                                  (i)      solely from a revocable proxy or
                                           consent given in response to a proxy
                                           or consent solicitation made to
                                           shareholders or any class of
                                           shareholders generally; or

                                  (ii)     solely under a nominee or trustee
                                           agreement where the nominee or
                                           trustee has no economic interest in
                                           the share (other than the right to
                                           be paid normal nominee or trustee
                                           fees or remuneration);

                                  (iii)    who has any agreement, arrangement
                                           or understanding (whether or not in
                                           writing) for the purpose of
                                           acquiring, holding, voting (except
                                           where the right  to vote is within
                                           the exclusion of sub-paragraphs (i)
                                           or (ii) of paragraph (2)(b) above or
                                           disposing of such share with any
                                           other person who beneficially owns,
                                           or whose subsidiaries or affiliates
                                           directly or indirectly beneficially
                                           own such share or any interest
                                           therein;

                                  but does not include an underwriter, acting in the ordinary course of his business as an underwriter, who acquires shares pursuant to any issue or offer of shares underwritten by him.

                          (b)     "Business Combination" means:

                                  (i)      any scheme of arrangement,
                                           reconstruction or amalgamation
                                           involving the Company or any of its
                                           Subsidiaries and an Interested
                                           Shareholder;

                                  (ii)     any transaction or series of
                                           transactions involving the sale,
                                           purchase, lease, exchange, mortgage,
                                           pledge, transfer or other
                                           disposition or encumbrance of assets
                                           between the Company or any of its
                                           Subsidiaries and any Interested
                                           Shareholder having an aggregate
                                           market value in excess of 5% of the
                                           consolidated value in the Company
                                           and its Subsidiaries prior to the
                                           relevant transaction or series of
                                           transactions;

                                  (iii)    the issue or transfer to an
                                           Interested Shareholder or any
                                           Affiliate thereof of any securities
                                           by the Company or any of its
                                           Subsidiaries other than an issue or
                                           distribution to all Shareholders of
                                           the Company entitled to participate
                                           therein (such entitlement not being
                                           dependent upon or affected by any
                                           scheme or proposed by an Interested
                                           Shareholder) pro rata to their
                                           respective entitlements;

                                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or any of its Subsidiaries unless such plan or proposal is initiated, proposed or adopted independently of, and not by agreement or arrangement with, any Interested Shareholder or any
                                           Affiliate thereof;

                                  (v)      the reclassification of any
                                           securities or other restructuring of
                                           the capital of the Company or any of
                                           its Subsidiary companies
                                           in such a way as to confer a benefit
                                           on an Interested Shareholder or any
                                           Affiliate thereof which is not
                                           conferred on the Members generally;
                                           or (vi) the making by the Company or
                                           any of its Subsidiaries of any loans,
                                           advances, guarantees, pledges or
                                           financial assistance to an Interested
                                           Shareholder;

                          (c) The term "Continuing Director" means (i) any member of the Board, while such person is a member of the Board who is not an Interested Shareholder or an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, who is not an Interested Shareholder or an Affiliate or Associate or representative of the Interested Shareholder, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors then in office;

                          (d) "Interested Shareholder" means a Member of the Company (other than the Company or any Subsidiary, any profit-sharing employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Common Shares representing ten percent (10%) or more of the value of the Company. For the purposes of determining whether a person is an Interested Shareholder for the purposes hereof, the number of shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (3) hereof, but shall not include any other shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise;

                          (e)     "person" includes:

                                  (i)      any person acting in concert with
                                           him or any nominee for him or person
                                           acting on his behalf; (ii) any
                                           company in which such person holds
                                           or beneficially owns 10% or more of
                                           the shares carrying voting rights or
                                           rights over shares; or (iii) any
                                           person or entity over which the
                                           person acquiring the shares has,
                                           directly or indirectly, the power to
                                           direct or cause the direction of
                                           management or policies;

                          (f)     "persons acting in concert" include:

                                  (i)      persons who, pursuant to an
                                           agreement, arrangement or
                                           understanding (whether formal or
                                           informal), actively co-operate
                                           either in the acquisition by any of
                                           them of any holding of shares or of
                                           the beneficial ownership of shares
                                           or
                                           right over shares in the Company or
                                           in the exercise of voting rights with
                                           respect to shares in the Company;

                                  (ii)     a company with any of its directors
                                           (or their close relatives, nominees,
                                           related trusts or companies in which
                                           any director holds or beneficially
                                           owns 10% or more of the shares
                                           carrying voting rights or rights
                                           over shares);

                                  (iii)    a company with the trustees or
                                           managers of any of its pension,
                                           provident or employee benefit funds
                                           or any employee stock option scheme
                                           which involves the issue of shares
                                           in the company to such trustees for
                                           the benefit of employees;

                                  (iv)     a person who is a fund manager with
                                           any investment company, unit trust
                                           or other person whose investments
                                           such person manages on a
                                           discretionary basis, in respect of
                                           the relevant investment accounts;

                                  (v) a company with its parent company or any of its Subsidiary companies; or

                                  (vi)     a company, in which 10% or more of
                                           the shares carrying voting rights or
                                           rights over shares are held or
                                           beneficially owned by a person, with
                                           any other company in which 10% or
                                           more of the shares carrying voting
                                           rights or rights over shares are
                                           held or beneficially owned by the
                                           same person; and

                                  (vii)    notwithstanding the above
                                           subparagraphs (i) through (vi), the
                                           term "persons acting in concert"
                                           shall not include the formation of a
                                           "standby" group in connection with
                                           the initial offering of the rights
                                           to acquire Common Shares and the
                                           documentation and agreements
                                           relating thereto.

                          (g) "rights over shares" includes any rights acquired by a person of an agreement to acquire shares of an option to acquire shares or an irrevocable commitment to accept an offer to acquire shares and includes warrants or options to subscribe for shares in a company if immediately exercisable, as if such warrants or option had at the relevant time been exercised;

                          (h) "securities" includes shares, debentures, and options or warrants to subscribe for or purchase any shares or debentures, and any rights in respect thereof or any other right which if exercised would enable a person not otherwise able so to do, to exercise voting rights in excess of the threshold or, where relevant to acquire equity in excess of the threshold;

                          (i) "threshold" means 10% or more of the voting rights or 10% or more value of the equity, as the case may be;

                          (j) "voting rights" means all the voting rights attributable to the share capital of the company which are currently exercisable, or, in the case of options and warrants to subscribe for shares, would be exercisable if those options and warrants were themselves exercised, at a general meeting of the company;

                          (k) a person shall be deemed not to acquire or hold any share if he acquires or holds such share solely as nominee or bare trustee thereof and has no beneficial or economic interest therein other than the right to be paid normal nominee or trustee fees or remuneration;


                          (l) the terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the United States Securities Exchange Act 1933 as in effect on the date of the adoption of these Bye-laws (the term "registrant" in said Rule 12b-2 meaning in this case the Company);

                          (m) solely for the purposes of this Bye-Law 6, the term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Company.

                            EMPLOYEE SHARE PURCHASE

7.       (1)     The Board may from time to time:

                 (a) establish a scheme or schemes whereby the Company provides money for the purchase of, or subscription for, fully-paid shares or share options or in relation to share bonus plans for Common Shares in the Company or its holding company, if any, being a purchase of subscription by trustees of or for shares to be held by or for the benefit of employees of the Company or of its associated company;

                 (b) provide for the making by the Company of loans to persons, other than Directors, bona fide in the employment of the Company or of its associated company, with a view to enabling those persons to purchase or subscribe for fully-paid shares in the Company or its holding company, to be held by themselves by way of beneficial ownership; and

                 (c) provide for the giving by the Company, directly or indirectly of financial assistance, whether by means of a loan, guarantee, the provision of security or otherwise, to its bona fide employees, or the bona fide employees of any associated company or not they shall also be Directors, in order that they shall also be Directors, in order that they may buy shares in the Company and the Board may, in its discretion, from time to time require, as one of the terms of issue of any such shares or by contract, that any such employee shall be required or allowed to sell such shares to the Company, upon such terms and at such price as the Board may by such terms of issue or contract establish, when such employee ceases to be employed by the Company or its associated company.

         (2) For the purposes of this Bye-Law a company shall be deemed to be an associated company of the Company if shares of the first-mentioned company carrying fifty percent or more of the votes for the election of directors or at least fifty percent of the value of the company are held, otherwise than by way of security directly or indirectly, by or for the benefit of the Company.

8. Subject to the Act, the Company's memorandum of association and Bye-laws and, where applicable, the rules of any Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase or otherwise acquire its own shares upon such terms and subject to such conditions as the Board thinks fit.

                             ALTERATION OF CAPITAL

9.       (1)     The Company may from time to time by ordinary resolution in accordance with the Act:

         (a) increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

         (b) consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

         (c) divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that where the Company issues shares which do not carry voting rights, the words "non-voting" shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words "restricted voting" or "limited voting";

         (d) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

         (e)     change the currency denomination of its share capital; and

         (f) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled.

         (2) The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under this Bye-law and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company's benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.


10. The Company may from time to time by ordinary resolution in accordance with the Act reduce its authorised or issued share capital or any share premium account or other undistributable reserve in any manner permitted by law.

11. Except so far as otherwise provided by the conditions of issue, or by these Bye-laws, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Bye-laws with reference to the payment of calls and installments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

12. Subject to the Act, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated either with the consent in writing of the holders of not less than 66 2/3% of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Bye-laws relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

         (a) the necessary quorum (other than at an adjourned meeting) shall be two persons holding or representing by proxy not less than one-third in nominal value of the issued shares of that class and at any adjourned meeting of such holders, two holders present in person or by proxy (whatever the number of shares held by them) shall be a quorum;

         (b) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

         (c) any holder of shares of the class present in person or by proxy may demand a poll.

13. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

                                    WARRANTS

14. The Board may issue warrants conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

15.      (1)     The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

         (2) Neither the Company nor any of its subsidiaries shall directly or indirectly give financial assistance to a person who is acquiring or proposing to acquire shares in the Company for the purpose of that acquisition whether before or at the same time as the acquisition takes place or afterwards PROVIDED that nothing in this Bye-law shall prohibit transactions permitted by the Act.

16. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Bye-laws or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

17. Subject to the Act and these Bye-laws, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

                               SHARE CERTIFICATES

18. Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine.
No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person. Every share certificate shall recite that the voting rights relating to such shares are subject to the limitations contained in the Company's Bye-laws and that the ownership of Common Shares of the Company shall entitle the holder to voting rights in any Subsidiary as defined in the Bye-laws.

19.      (1)     In the case of a share held jointly by several persons, the
Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.


         (2) Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Bye-laws, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

20. Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

21.      (1)     Subject to paragraph (2) hereof, share certificates shall be issued in the case of an issue of shares within twenty-one (21) days (or such longer period as the terms of the issue provide) after allotment or in the case of a transfer of fully or partly paid shares within twenty-one (21) days after lodgment of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register.

         (2) Notwithstanding anything in these Bye-laws, a person may by notice in writing to the Company elect that no certificate be issued in respect of shares registered or to be registered in his name and on receipt of such election the Company shall not be required to issue a certificate for such shares or may cancel an existing certificate without issuing another certificate in lieu thereof.

22. Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him.

23. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant member upon request and on payment of such fee as the Designated Stock Exchange may determine to be the maximum payable or such lesser sum as the Board may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

                              REGISTER OF MEMBERS

24.      (1)     The Company shall keep in one or more books a Register of its
Members and shall enter therein the following particulars, that is to say:

         (a) the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

         (b)     the date on which each person was entered in the Register; and

         (c) the date on which any person ceased to be a Member for one year after he so ceased.

         (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

25. The Register and branch register of Members, as the case may be, shall be open to inspection between 10 a.m. and 12 noon on every business day by Members without charge or by any other person, upon a maximum payment of five Bermuda dollars, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or, if appropriate, upon a maximum payment of ten dollars at the Registration Office. The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper and where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

                                  RECORD DATES

26. Notwithstanding any other provision of these Bye-laws the Company or the Directors may fix any date as the record date for:

         (a) determining the Members entitled to receive any dividend, distribution, allotment or issue and such record date may be on, or at any time not more than 30 days before or after, any date on which such dividend, distribution, allotment or issue is declared, paid or made;

         (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

27. Subject to these Bye-laws, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the Board and may be under hand only.

28. The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Bye-laws shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

29.      (1)     The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share issued under any share scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any share to more than four (4) joint holders. Nothing in these Bye-laws shall impair the settlement of transactions entered into through the facilities of a Designated Stock Exchange except as provided by such exchange.

         (2) No transfer shall be made to an infant or to a person of unsound mind or under other legal disability.

         (3) The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

         (4) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement it shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act.

30. Without limiting the generality of the last preceding Bye-law, the Board may decline to recognise any instrument of transfer unless:

         (a) the instrument of transfer is in respect of only one class of share;

         (b) the instrument of transfer is lodged at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

         (c) if applicable, the instrument of transfer is duly and properly stamped.

31. If the Board refuses to register a transfer of any share in accordance with Bye-law 48, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

32. The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper and, where applicable, any other newspapers in accordance with the requirements of any Designated Stock Exchange to that effect be suspended at such times and for such periods (not exceeding thirty (30) days in any year) as the Board may determine.

                             TRANSMISSION OF SHARES

33. If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Bye-law will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

34. Subject to the Act, any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Bye-laws relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

35. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Bye-law 75(2) being met, such a person may vote at meetings.

                              UNTRACEABLE MEMBERS

36.      (1)     Without prejudice to the rights of the Company under paragraph
(2) of this Bye-law, the Company may cease sending a cheque for dividend entitlements or dividend warrants by post if such cheque or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending a cheque for dividend entitlements or dividend warrant after the first occasion on which such a cheque or warrant is returned undelivered.

         (2) The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

         (a) all cheque or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Bye-laws of the Company have remained uncashed;

         (b) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

         (c) the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers in accordance with the requirements of, the Designated Stock Exchange to be made of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

         For the purpose of the foregoing, the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this Bye-law and ending at the expiry of the period referred to in that paragraph.

         (3) To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Bye-law shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                                GENERAL MEETINGS

37. The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Except with the unanimous approval of the Board, all Annual and Special General Meetings of the Company shall be held in Bermuda.

38. Each general meeting, other than an annual general meeting, shall be called a special general meeting.

39. The Board may whenever it thinks fit call special general meetings, and Members holding at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company carrying the right of voting at general meetings of the Company shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require a special general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionists themselves may do so in accordance with the provisions of the Act.

                           NOTICE OF GENERAL MEETINGS

40.      (1)     An Annual General Meeting and any Special General Meeting
shall be called by not less than 21 clear days' notice in writing. For the purposes of this Bye-Law, the expression "clear days'" means that the day on which the notice is despatched and the day of the meeting shall not be counted in calculating the notice period.

         Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Members other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

         Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

                 (a) in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat;

                 (b) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

         (2) At any annual or Special General Meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual or Special General Meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a Member. In addition to any other applicable requirements, for business to be properly brought before an Annual or Special General Meeting by a Member, the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member's notice must be delivered to or mailed and received at the registered office of the Company, not less than two (2) months prior to such meeting. A Member's notice to the Secretary shall set forth as to each matter the Member proposes to bring before the meeting and any material interest of the Member in such business (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the Member proposing such business, (iii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination, (iv) the class and number of shares of the Company which are beneficially owned by the Member, and (v) any material interest of the Member in such business. Provided at all times that Members may only give notice to the Secretary of matters to be brought before an Annual or Special General Meeting for the purposes of this Bye-Law that are matters that are suitable and appropriate for submission to general meetings of the Members of a publicly-quoted company.

         Notwithstanding anything in the Bye-Laws to the contrary, no business shall be conducted at an Annual or Special General Meeting except in accordance with the procedures set forth in this Bye-Law. Provided however, that nothing in this Bye-Law shall be deemed to preclude discussion by any Member of any business properly brought before the Annual or Special General Meeting in accordance with the procedures herein detailed.

         The Chairman of an Annual or Special General Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Bye-Law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         For the avoidance of doubt, it is hereby noted that any nomination or nominations of persons for election to the Board of the Company made in accordance with the provisions of Bye-Law 70(3) hereof shall be deemed for the purposes of this Bye-Law to constitute business properly brought before an Annual or Special General Meeting, as the case may be.

41. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

42. The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

43. No business shall be transacted at any general meeting unless it shall have been properly brought before the Annual or Special General Meeting in accordance with Bye-Law 40(2) hereof and a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided in these Bye-Laws, at least two Members representing not less than 30% of the outstanding shares carrying the right to vote in the Company, represented in person or by proxy, shall constitute a quorum for all purposes.

44. If within five minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine and at such adjourned meeting two Members present in person (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than 7 days' notice of any meeting adjourned through want of a quorum and such notice shall state that two Members present in person (whatever the number of shares held by them) shall be a quorum.

45. Each Director shall be entitled to attend and speak at any general meeting of the Company.

46. The Chairman of the Board shall preside as Chairman at every general meeting. In his absence, the following shall preside in the order stated: the President or any Senior Vice President. If none of the foregoing is present within five minutes after the time appointed for holding the meeting, or if none of them is willing to act as Chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

47. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

48. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                   INSPECTORS

49. The Board may, in advance of any meeting of Members, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may and on the request of any Member entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On the request of the Chairman of the meeting or any Member entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector. Inspectors need not be Members.

                                     VOTING

50.      (1)     Subject to Bye-law 50(2) hereof and to any special rights or other restrictions as to voting for the time being attached to any shares by or in accordance with these Bye-laws, at any general meeting on a show of hands every Member present in person or by proxy or (being a corporation) is present by a duly authorized representative shall have one vote and on a poll every

Member present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or installments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

         (a)     by the chairman of such meeting; or

         (b) by at least three Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or
         (c) by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or
         (d) by a Member or Members present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

         (2) Subject to Bye-law 50(4), at any meeting of Members (or in connection with any written resolution in lieu of such a meeting), each Member holding shares of the Company, in the case of a meeting, present in person or by proxy, shall be entitled to such number of votes as otherwise indicated in these Bye-laws with respect to such shares, on a non-cumulative basis, for each such share registered in such Member's name in the Register of Members, provided that, if and for so long as the votes conferred by the Controlled Shares of any Person shall exceed the Maximum Percentage applicable to such Person of the votes conferred by all of the issued and outstanding shares of the Company (adjusted for any votes represented by Controlled Shares that are not entitled to vote due to the terms of this Bye-law), each share comprised in such Controlled Shares shall confer only such fraction of a vote, such that the total combined voting rights of such Controlled Shares shall be equal to the Maximum Percentage, which percentage shall be calculated by reducing such combined voting power of the Company's Members by a number of votes equal to any votes represented by the Controlled Shares of such Person or any other person that are not entitled to vote due to the terms of these Bye-laws and calculated as of any date and, with respect to any record date for determining the Members entitled to vote, calculated as of such record date, including, without limitation, for any election of directors.

         (3) Subject to Bye-law 50(4), if, as a result of giving effect to the foregoing provisions of this Bye-law 50 or otherwise, the votes conferred by the Controlled Shares of a Person would otherwise represent an amount greater than the Maximum Percentage applicable to such Person, the votes conferred by the Controlled Shares of such Person shall be reduced in accordance with the foregoing provisions of this Bye-law 50. Such process shall be repeated until the votes conferred by the Controlled Shares of each Person less than or equal to the Maximum Percentage applicable to such Person.

         (4) With respect to Bye-law 50(2) and (3), such provisions shall not operate until there are at least eleven (11) Members of the Company.

         (5) Notwithstanding any other provisions of these Bye-laws to the contrary, with respect to any matter required to be submitted to a vote of the members of a Subsidiary, the Company shall be required to submit a proposal relating to such matters to the Members who shall vote at a meeting in accordance with these Bye-laws and such Members shall hold and be entitled to all of the voting rights with respect to the shares of the Subsidiary held by the Company in accordance with and proportional to such vote of the Members and subject to the voting limitation set forth in Bye-law 50(2); PROVIDED THAT the Board shall not be required to submit such a proposal contemplated by this Bye-law 50(4) to the Members at such time as the Subsidiary shall no longer be a Subsidiary of the Company.

51. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.


52. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. There shall be no requirement for the chairman to disclose the voting figures on a poll.

53. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

54. The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

55.      On a poll votes may be given either personally or by proxy.

56. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

58. Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye-law be deemed joint holders thereof.

59.      (1)     A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, Registration Office or such other place as the Board may designate, as appropriate, not less than forty-eight
(48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

         (2) Any person entitled under Bye-law 34 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

60. No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any General Meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

61.      If:

         (a) any objection shall be raised to the qualification of any voter; or

         (b) any votes have been counted which ought not to have been counted or which might have been rejected; or

         (c)     any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

62.      (1)     Subject to the Act, a resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Bye-laws, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a special resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

         (2) Notwithstanding any provisions contained in these Bye-laws, a resolution in writing shall not be passed for the purpose of removing a Director before the expiration of his term of office or for the purpose of removing the Auditor.

                   PROXIES AND CORPORATION'S REPRESENTATIONS

63. Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member may appoint a proxy in respect of part only of his holding of shares in the Company. A proxy need not be a Member of the Company.

64. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

65. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve
(12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

66. Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

67. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

68. Anything which under these Bye-laws a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Bye-laws relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

69. (1) Any corporation which is a Member of the Company may by any authorized officer authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of Members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present thereat. Any reference in these Bye-laws to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Bye-law.

         (2) If a clearing house is a Member, it may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of Members provided that, if more than one person is so authorised, the authorization shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Bye-law shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member. For the purposes of this Bye-law, "clearing house" means any clearing house or other similar body recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

70.      (1)     The number of Directors which shall constitute the whole Board of Directors of the Company shall not be more than fifteen (15). The Board is divided into three classes, Class I, Class II and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorised number of Directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra Director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the Directors shall be member of Class III and the other shall be a member of Class II. Each Director shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected; provided however, that the Directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the Directors first elected to Class II shall serve for a term ending on the second annual meeting following the meeting at which such Directors were first elected, and the Directors first elected to Class III shall serve a full term as hereinbefore provided. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

         For the purpose of the preceding paragraph, reference to the first election of Directors is to the election at the 1997 General Meeting of the Company. At each annual election held thereafter, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. If for any reason the number of Directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board may redesignate any Director to a different class in order that the balance of Directors in such classes shall conform thereto.

         (2)     A Director need not be a Member.

         (3) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Company may be made at a meeting of Members by or at the discretion of the Board, by any nominating committee or person appointed by the Board or by any Member of the Company entitled to vote for the election of Director at the meeting who complies with the notice procedures set forth in this Bye-Law. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Member's notice shall be delivered to or mailed and received at the registered office of the Company not less than two (2) months prior to such meeting. Such Member's notice to the Secretary shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the persons, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of Common Shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and (v) the consent of each nominee to serve as a Director, if so elected; and (b) as to the Member giving the notice (i) the name and record address of the Member and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the Member. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No persons shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (4) The Directors shall (subject to any resolution of the Members to the contrary) have the power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy on the Board but so that the number of Directors so appointed shall not exceed any maximum number determined from time to time by the Members in general meeting. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.


         (5) Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

         (6) Subject to any provision to the contrary in these Bye-laws the Members may, at any general meeting convened and held in accordance with these Bye-laws, by special resolution remove a Director without cause and by ordinary resolution with cause, at any time before the expiration of his period of office notwithstanding anything in these Bye-laws or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement) provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

         (7) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (4) above may be filled by the election or appointment by the Members at the meeting at which such Director is removed to hold office until the next appointment of Directors or until their successors are elected or appointed or, in the absence of such election or appointment, but subject to any resolution of the Members to the contrary, the Board may fill any vacancy in the number left unfilled.

         (8)     A retiring Director shall be eligible for re-election.

71.      The office of a Director shall be vacated if the Director:

         (a) resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board whereupon the Board resolves to accept such resignation; or

         (b)     becomes of unsound mind or dies; or

         (c) without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months, and his alternate Director, if any, shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

         (d) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; or

         (e)     is prohibited by law from being a Director; or

         (f) ceases to be a Director by virtue of any provision of the Act or is removed from office pursuant to these Bye-laws.

                              EXECUTIVE DIRECTORS

72. The Board may from time to time appoint any one or more of its body to be a Managing Director or Chief Executive Officer or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Bye-law shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

73. Notwithstanding anything contained in these Bye-laws, an executive Director appointed to an office under Bye-law 72 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

                              ALTERNATE DIRECTORS

74. Any Director may at any time by Notice delivered to the Office or at a meeting of the Directors appoint any person to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or tendered at a meeting of the Board.
An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye-laws shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

75. An alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

76. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being unavailable or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

77. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Bye-laws which was in force immediately before his retirement shall remain in force as though he had not retired.

                          DIRECTORS' FEES AND EXPENSES

 78. The ordinary remuneration of the Directors shall from time to time be determined by the Company in general meeting and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

79. Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

80. Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Bye-law.

81. The Board shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

                       DIRECTORS' AND OFFICERS' INTERESTS

82.      A Director may:

         (a) hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and, subject to the relevant provisions of the Act, upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Bye-law;

         (b) act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

         (c) continue to be or become a director, managing director, joint managing Director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Bye-laws the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

83. Subject to the Act and to these Bye-laws, no Director or officer or proposed or intending Director or officer shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director or officer is in any way interested be liable to be avoided, nor shall any Director or officer so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director or officer holding that office or of the fiduciary relationship thereby established provided that such Director or officer shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Bye-law 102 herein.

84. A Director or officer who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

85. For the purposes of the last preceding Bye-law, a general notice to the Board by a Director to the effect that:

         (a) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

         (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him;


shall be deemed to be a sufficient declaration of interest under this Bye-law in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director or officer takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

                        GENERAL POWERS OF THE DIRECTORS

86.      (1)     The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Act or by these Bye-laws required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Act and of these Bye-laws and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Bye-law shall not be limited or restricted by any special authority or power given to the Board by any other Bye-law.

         (2) Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

         (3) Without prejudice to the general powers conferred by these Bye-laws it is hereby expressly declared that the Board shall have the following powers, namely:

         (a) to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

         (b) to give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

87. The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

88. The Board may by power of attorney appoint under the Seal any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company's Seal.

89. The Board may entrust to and confer upon a Managing Director, Joint Managing Director, Deputy Managing Director, an Executive Director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

90. All cheque, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the

Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

91.      (1)     The Board may establish or concur or join with other companies
(being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company's moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependents or any class or classes of such person.

         (2) The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable, and either subject or not subject to any terms or conditions, pensions or other benefits to employees and ex-employees and their dependents, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependents are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

92. The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

93. Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

94. Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

95. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

                          PROCEEDINGS OF THE DIRECTORS

96. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. The meetings of the Board of Directors of the Company shall be held outside the United States.

97. A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the President or Chairman, as the case may be, or any Director. Any Director may waive notice of any meeting either prospectively or retrospectively.

98.      (1)     The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

         (2) Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a Meeting as if those participating were present in person.

         (3) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

99. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Bye-laws, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

100. The Board may elect a chairman and one or more deputy chairman of its meetings and determine the period for which they are respectively to hold such office. If no chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

102.     (1)     The Board may delegate any of its powers, authorities and
discretions to committees, consisting of such Director, officer, Directors or officers as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

         (2) All acts done by any such committee in conformity with such regulations, and in fulfillment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

103. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Bye-law.

104. A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability, and all the alternate Directors, if appropriate, whose appointors are temporarily unable to act as aforesaid shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Bye-laws) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or alternate Directors and for this purpose a facsimile signature of a Director or an alternate Director shall be treated as valid.

105. All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member or the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

                                    MANAGERS

106. The Board may from time to time appoint a General Manager, a Manager or Managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the General Manager, Manager or Managers who may be employed by him or them upon the business of the Company.

107. The appointment of such General Manager, Manager or Managers may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as they may think fit.

108. The Board may enter into such agreement or agreements with any such General Manager, Manager or Managers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such General Manager, Manager or Managers to appoint an Assistant Manager or Managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                                    OFFICERS

109.     (1)     The officers of the Company shall consist of the president, vice-president and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Act and these Bye-laws.

         (2) The Directors shall, as soon as may be after each appointment or election of Directors, elect a president and a vice-president or a chairman and a deputy chairman.

         (3) The officers shall receive such remuneration as the Directors may from time to time determine.

         (4) The Company may in accordance with the Act appoint a resident representative ordinarily resident in Bermuda and the resident representative shall maintain an office in Bermuda and comply with the provisions of the Act. The Company shall provide the resident representative with such documents and information as the resident representative may require in order to be able to comply with the provisions of the Act. The resident representative shall be entitled to have notice of, attend and be heard at any Directors' meeting or general meeting of the Company.

110.     (1)     The Secretary and additional officers, if any, shall be
appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two (2) or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

         (2) The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Bye-laws or as may be prescribed by the Board.

111. The President or the Chairman, as the case may be, shall act as chairman at all meetings of the Members and of the Directors at which he is present. In his absence a chairman shall be appointed or elected by those present at the meeting.

112. The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

113. A provision of the Act or of these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

                       REGISTER OF DIRECTORS AND OFFICERS

114.     (1)     The Board shall cause to be kept in one or more books at its
Office a Register of Directors and Officers and shall enter therein the particulars required by the Act.

         (2) The Register of Directors and Officers shall be open to inspection by members of the public without charge at the Office between 10:00 a.m. and 12:00 noon on every business day.

                                    MINUTES

115. The Board shall cause Minutes to be duly entered in books provided for the purpose:

         (a)     of all elections and appointments of officers;

         (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

         (c) of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board.

                                      SEAL

116.     (1)     The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the words "Securities Seal" on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Bye-laws, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Bye-law shall be deemed to be sealed and executed with the authority of the Board previously given.

         (2) Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Bye-laws reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

117. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate (by affixing the seal or otherwise) any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                            DESTRUCTION OF DOCUMENTS

118. The Company shall be entitled to destroy the following documents at the following times:

         (a) any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

         (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

         (c) any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

         (d) any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

         (e) copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Bye-law shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Bye-law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Bye-law to the destruction of any document include references to its disposal in any manner.

                          DIVIDENDS AND DISTRIBUTIONS

119. Subject to the Act, the Board may from time to time declare dividends in any currency to be paid to the Members. The Board may also make a distribution to the Members out of any contributed surplus (as ascertained in accordance with the Act).

120. No dividend shall be paid or distribution made out of contributed surplus if to do so would render the Company unable to pay its liabilities as they become due or the realisable value of its assets would thereby become less than the aggregate of its liabilities and its issued share capital and share premium accounts.

121. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

         (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Bye-law as paid up on the share; and

         (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

122. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

123. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

124. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

125. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

126. All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

127. Whenever the Board has resolved that a dividend be declared or paid, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

128.     (1)     Whenever the Board has resolved that a dividend be declared or paid on any class of the share capital of the Company, the Board may further resolve either:

         (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

                 (i) the basis of any such allotment shall be determined by the Board;

                 (ii) the Board, after determining the basis of allotment, shall give not less than two (2) weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                 (iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

         (b) that the shareholders entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

                 (i) the basis of any such allotment shall be determined by the Board;

                 (ii) the Board, after determining the basis of allotment, shall give not less than two (2) weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

                 (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

         (2)     (a)      The shares allotted pursuant to the provisions of
                 paragraph (1) of this Bye-law shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Bye-law in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Bye-law shall rank for participation in such distribution, bonus or rights.

                 (b) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Bye-law, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

         (3) The Board may resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Bye-law such dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

         (4) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Bye-law shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

         (5) Any resolution declaring a dividend on shares of any class may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Bye-law shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

129. Before declaring any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.


                                 CAPITALISATION

130. The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any reserve account or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up (i) unissued shares, debentures or other obligations to be allotted or distributed fully paid pro rata to the Members or any class of Members or (ii) in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution. In addition, the Board may, subject to the Act, resolve to capitalise any part of the amount for the time being standing to the credit of the Company's share premium account by applying such sum in paying up unissued shares to be issued to the Members, or class of Members, as fully paid bonus shares.

131. The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Bye-law and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                          SUBSCRIPTION RIGHTS RESERVE

132. The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Act:

         (1) If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

         (a) as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Bye-law) maintain in accordance with the provisions of this Bye-law a reserve (the "Subscription Rights Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

         (b) the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

         (c) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

                 (i) the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

                 (ii) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

         (d) if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

         (2) Shares allotted pursuant to the provisions of this Bye-law shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Bye-law, no fraction of any share shall be allotted on exercise of the subscription rights.

         (3) The provision of this Bye-law as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Bye-law without the sanction of a special resolution of such warrantholders or class of warrantholders.

         (4) A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

                               ACCOUNTING RECORDS

133. The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Act or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

134. The accounting records shall be kept at the Office or, subject to the Act, at such other place or places as the Board decides and shall always be open to inspection by the Directors of the Company. No Member (other than a Director of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

135. Subject to the Act, a printed copy of the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors' report, shall be sent to each person entitled thereto at least twenty-one (21) days before the date of the general meeting and laid before the Company in general meeting in accordance with the requirements of the Act provided that this Bye-law shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                                     AUDIT

136.     (1)     Subject to the Act, at the annual general meeting or at a
subsequent special general meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

         (2) Subject to the Act, a person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

         (3) The Members may, at any general meeting convened and held in accordance with these Bye-laws, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

137. Subject to the Act, the accounts of the Company shall be audited at least once in every year.

138. The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

139. If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene a special general meeting to fill the vacancy.

140. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

141. The statement of income and expenditure and the balance sheet provided for by these Bye-Laws shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

                                    NOTICES

142. Any Notice from the Company to a Member shall be given in writing or by cable, telex or facsimile transmission message and any such Notice and (where appropriate) any other document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appointed newspapers (as defined in the Act) or in accordance with the requirements of any Designated Stock Exchange. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

143.     Any Notice or other document:

         (a) if served or delivered by post, shall be sent airmail where appropriate and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof; and

         (b) if served or delivered in any other manner contemplated by these Bye-laws, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the fact and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof.

144.     (1)     Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

         (2) A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

         (3) Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

145. For the purposes of these Bye-laws, a cable or telex or facsimile transmission message purporting to come from a holder of shares or, as the case may be, a Director or alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or alternate Director in the terms in which it is received.

                                   WINDING UP

146.     (1)     The Board shall have power in the name and on behalf of the
Company to present a petition to the court for the Company to be wound up.

         (2) A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.


147. If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                                   INDEMNITY

148.     (1)     The Directors, Secretary and other officers and each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a Director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise and every Auditor for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and every one of their heirs, executors, administrators and estates, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors, administrators or estates, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. Subject to the provisions of the Act and without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Bye-law 148(1). Any repeal or modification of this Bye-law 148(1) shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         (2) Each Member and the Company agree to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action, in the performance of his duties, or supposed duties, with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director. Any repeal or modification of this Bye-law 148(2) shall not adversely affect any right or protection of a Director of the Company existing immediately prior to such repeal or modification.

         (3) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Secretary, officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorised in these Bye-Laws or otherwise pursuant to the laws of Bermuda.

              ALTERATION OF BYE-LAWS & AMENDMENT TO MEMORANDUM OF
                                 ASSOCIATION

149. Any amendment to these Bye-Laws or to the Company's Memorandum of Association shall be decided on by a simple majority of votes cast at any General Meeting of the Company; provided however, that any proposed amendment to Bye-Laws 3, 4, 5, 6, 37, 40, 50, 70 and 149 shall be decided on by the affirmative vote of 66 2/3% of the outstanding voting shares in the Company duly cast at a general meeting of the Company called for the purpose.


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